MORTGAGE LOAN SERVICING RIGHTS PURCHASE AND SERVICING AGREEMENT

This Mortgage Loan Servicing Rights Purchase and Servicing Agreement is dated and effective as of September 1, 2005 (the “Agreement”) among DB Structured Products, Inc., having an address at 60 Wall Street, New York, New York 10005 (the “Seller”), and Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California  91302 (“Countrywide”) and Countrywide Home Loans Servicing LP, having an address at 7105 Corporate Drive, Plano, Texas 75024 (the “Servicer”).

R E C I T A L S

WHEREAS, the Seller from time to time intends to purchase certain residential mortgage loans (the “Mortgage Loans” as hereinafter defined) identified in a Purchase Confirmation (as defined below) pursuant to the terms of certain mortgage loan purchase agreements between the Seller and certain third party sellers on a servicing-released basis;

WHEREAS, the Seller desires to sell and transfer to Countrywide from time to time, and Countrywide desires to purchase from the Seller from time to time, all right, title and interest in and to the Servicing Rights (as hereinafter defined) associated with those certain Mortgage Loans upon such terms as are set forth below;

WHEREAS, Servicer and the Seller have agreed that Servicer shall service the Mortgage Loans and REO Properties pursuant to this Agreement commencing on the related Servicing Transfer Date (as defined herein).

In consideration of the promises and the mutual agreements and undertakings set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Unless the context otherwise requires, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein.  Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supercede such term:

Accepted Originating and Servicing Practices:  With respect to any Mortgage Loan, procedures (including origination and collection procedures) that comply with applicable federal, state and local law and in accordance with accepted mortgage originating and servicing practices of prudent mortgage lending institutions which originate and service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan or ARM:  Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agencies:  Both the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation.

Agreement:  This Mortgage Loan Servicing Rights Purchase and Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

ALTA:  The American Land Title Association or any successor thereto.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of the Agencies, or (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such refinanced Mortgage Loan at the time of origination of such refinanced Mortgage Loan by an appraiser who met the minimum requirements of the Agencies.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

Balloon Mortgage Loan:  Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of California, New York or Texas are authorized or obligated by law or executive order to be closed.

Cash Liquidation:  Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Closing:  The consummation of the sale and purchase of each Servicing Rights Package.

Closing Date: With respect to each sale and purchase of a Servicing Rights Package as contemplated hereunder, the closing date on which the purchase and sale of the Servicing Rights constituting a Servicing Rights Package is consummated, as set forth in the related Trade Confirmation and Purchase Confirmation.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

Company:  The Person that originated or acquired the Mortgage Loans and sold the Mortgage Loans to the Seller pursuant to a Purchase Agreement.

Condemnation Proceeds:  All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

Conventional Mortgage Loan:  A Mortgage Loan that is not insured by the FHA or guaranteed by the VA.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

Countrywide:  Any entity which purchases the Servicing Rights pursuant to this Agreement or its successor in interest or any successor or assign to or designee of Countrywide under this Agreement as herein provided.  Unless the context requires otherwise, all references to "Countrywide" in this Agreement shall be deemed to include such successors in interest, assignees or designees of Countrywide including Countrywide Home Loans Servicing LP.

Custodial Account:  The account or accounts created and maintained pursuant to Section 5.4, each of which shall be an Eligible Account.

Cut-off Date:  With respect to each sale and purchase of a Servicing Rights Package as contemplated hereunder, the cut-off date as set forth in the related Purchase Confirmation.

Determination Date:  The eighteenth (18th) day of the month or if such 18th day is not a Business  Day, the Business Day immediately following such 18th day.

Due Date:  The day of the month on which a Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account:  An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by Standard & Poor's, a division of McGraw-Hill companies,  in one of its two (2) highest rating categories at the time of any deposit therein, or (ii) maintained with an institution and in a manner acceptable to an Agency.

Escrow Account:  The separate trust account or accounts created and maintained pursuant to Section 5.6, each of which shall be an Eligible Account.

Escrow Payments:  The amounts held in an Escrow Account which include amounts being held for payment of taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor pursuant to a Mortgage Loan.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 8.1.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHA:  The Federal Housing Administration.

Fannie Mae:  The Federal National Mortgage Association or any successor organization.

Fidelity Bond:  A fidelity bond to be maintained by Countrywide pursuant to Section 5.12.

Fixed Rate Mortgage Loan:  Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac:  The Federal Home Loan Mortgage Corporation or any successor organization.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan.

Hazardous Substances:  Any substances, materials or waste that are or become regulated under applicable federal, state or local laws or regulations or that are classified as hazardous or toxic under federal, state or local laws or regulations.

HUD:  The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Index: With respect to any Adjustable Rate Mortgage Loan, the index rate as set forth in the applicable Mortgage Note which is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Adjustment Date.

Interest Adjustment Date:  With respect to each Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Interest Only Mortgage Loan:

A Mortgage Loan wherein only monthly payments of interest accruing on the unpaid principal balance of such Mortgage Loan are due for a period of time as set forth on the related Mortgage Note, and the unpaid principal balance is amortized for the remaining term of the Mortgage Loan.

Interim Servicing Period:  The period commencing on the Closing Date and terminating on the Servicing Transfer Date.

Late Collections:  With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Lifetime Rate Cap: The absolute maximum Mortgage Interest Rate payable for a Mortgage Loan, above which the Mortgage Interest Rate shall not be adjusted, as provided in the Mortgage Loan Schedule.

Liquidation Proceeds:  Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 5.13.

LPMI Fee:  With respect to an LPMI Loan, the LPMI Fee Rate for such LPMI Loan times the Stated Principal Balance of the LPMI Loan as of the applicable Cut-off Date ..

LPMI Fee Rate:  The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

LPMI Loan:  Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LPMI Policy:  A policy of private mortgage guaranty insurance relating to a Mortgage Loan issued by a Qualified Insurer and paid by the lender.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the original outstanding principal amount to the Appraised Value of the Mortgage Loan.

MERS:  Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

MERS® System:  The electronic system of recording transfers of mortgages maintained by MERS.

MIN:  The mortgage identification number issued to each Mortgage Loan registered with MERS on the MERS® System.

MOM Loan:  A Mortgage Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the record mortgagee on the related Mortgage, solely as nominee for the originator of such Mortgage Loan, and its successors and assigns, at the origination thereof.

Monthly Advances:  The aggregate of the advances made by Seller on any Remittance Date pursuant to Section 6.3 of this Agreement.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan or, in the case of an Interest Only Mortgage Loan, as set forth on the related Mortgage Loan Schedule, the scheduled monthly payment of principal and/or interest as set forth in the related Mortgage Note.

Mortgage:  The mortgage, deed of trust or other such instrument securing a Mortgage Note, which creates a first lien or second lien, as specified in the related Mortgage Loan Schedule, on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a first lien or second lien, as specified in the related Mortgage Loan Schedule, upon a leasehold estate of Mortgagor, as the case may be.

Mortgage File:  With respect to any Mortgage Loan, the file containing the Mortgage Loan Documents.

Mortgage Interest Rate:  The annual rate at which interest accrues on any Mortgage Loan, exclusive of any primary mortgage insurance, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, if applicable.

Mortgage Loan:  A mortgage loan identified in a Mortgage Loan Schedule and related to the Servicing Rights purchased by Countrywide pursuant to this Agreement.

Mortgage Loan Documents: The following documents pertaining to any Mortgage Loan:

(a)

The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ____________ without recourse" and signed in the name of the Seller by an authorized officer;

(b)

The original Assignment of Mortgage for each Mortgage Loan [in blank] or, in the event that the Seller has sent such Assignment of Mortgage for recordation with the applicable public recording office, a copy thereof certified by the Seller to be a true and correct copy of the original sent for recordation (except for Mortgage Loans registered with the MERS® System);

(c)

The original Mortgage (or certified copy thereof) with evidence of recording thereon or, in the event that the Mortgage has been sent for recordation with the applicable public recording office, a copy thereof certified by the Company or the originator, as applicable, to be a true and correct copy of the original sent for recordation (except for MOM Loans, evidence of the related MIN);

(d)

The originals of all intervening assignments of mortgage with evidence of recording thereon or, in the event that any such intervening assignments of mortgage has been sent for recordation with the applicable public recording office, a copy thereof of such intervening assigment of mortgage certified by the Company or the originator, as applicable, to be a true and correct copy of the original sent for recordation (except for Mortgage Loans registered with the MERS® System, in which case, the originals of all intervening assignments of mortgage with evidence of recording thereon from the originator to MERS);

(e)

The original or copy of the mortgagee title insurance policy or a copy of the title commitment;

(f)

As to any Mortgage Loan which has been the subject of a modification, as indicated on the Mortgage Loan Schedule, the original modification agreement with evidence of recording thereon or, in the event that such modification agreement has been sent for recordation with the applicable public recording office, a copy thereof certified by the Company or the originator, as applicable, to be a true and correct copy of the original sent for recordation;

(g)

As to any Mortgage Loan which is the subject of an outstanding modification offer, as indicated on the Mortgage Loan Schedule, a complete and true and correct copy of the modification offer;

(h)

As to any Mortgage Loan which has been the subject of an assumption, the original assumption agreement with evidence of recording thereon or, in the event that such assumption agreement has been sent for recordation with the applicable public recording office, a copy thereof certified by the Company or originator, as applicable, to be a true and correct copy of the original sent for recordation;

(i)

Any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage; and

(j)

The original of any guarantee executed in connection with the related Mortgage Note.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the interest rate payable to Seller on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee Rate and the LPMI Fee Rate, if applicable.

Mortgage Loan Schedule:   With respect to each Servicing Rights Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation as Exhibit A thereto.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  An obligor on a Mortgage Note.

Nonrecoverable Advance: Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance or Servicing Advance, would not be, ultimately recoverable as provided herein.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

Other Insurance Proceeds:  Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans by the Seller to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

Payment Adjustment Date:  As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the provision of a Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth in the related Mortgage Loan Schedule, as applicable.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PMI Policy:  A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

PMI Proceeds:  Proceeds of any PMI Policy.

Premium:  With respect to any Mortgage Loan, the premium paid by Countrywide to the Seller for the related Servicing Rights, which is equal to the product of (a) the related Purchase Price Percentage and (b) the unpaid principal balance of such Mortgage Loan at the time of repurchase.

Prepayment Interest Excess:  The interest collected by Countrywide with respect to any Mortgage Loan serviced by Countrywide as to which a Principal Prepayment in full occurs from the 1st day of the month through the 15th day of the month in which such Remittance Date occurs and that represents interest that accrues and is paid by the Mortgagor from the 1st day of such month to the date of such Principal Prepayment.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the period beginning on the first day of the Principal Prepayment Period through the last day of the month preceding the month in which the Remittance Date occurs, which Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan prior to such Mortgage Loan's Due Date, the amount of interest (at the Mortgage Loan Remittance Rate) commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of the calendar month in which the related Prepayment Period begins, inclusive.

Prepayment Penalty: Any penalty required to be paid by the Mortgagor with respect to a Principal Prepayment.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  As to any Remittance Date, the period from and including the sixteenth (16th) calendar day of the month preceding the month in which such Remittance Date occurs to and including the fifteenth (15th) calendar day of the month in which such Remittance Date occurs.

Purchase Agreement:  Each agreement pursuant to which the Seller acquires and the Company sells the Mortgage Loans and the Servicing Rights related thereto.

Purchase Confirmation:  Those certain purchase confirmations substantially in the form of Exhibit E hereto, executed by the Seller and Countrywide in connection with the purchase and sale of each Servicing Rights Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the Purchase Price for such Servicing Rights related to the Mortgage Loans, the Closing Date, the Cut-off Date and the Servicing Transfer Date.

Purchase Price:  The purchase price to be paid by Countrywide for the Servicing Rights related to the Mortgage Loans which, unless otherwise specified in the Purchase Confirmation, shall equal the product of (i) the Purchase Price Percentage, times (ii) the Stated Principal Balance of the Mortgage Loans.

Purchase Price Percentage:  The purchase price percentage set forth in the related Purchase Confirmation.

Purchase Proceeds:  The purchase proceeds to be paid by Countrywide for the Servicing Rights constituting each Servicing Rights Package, as set forth in a funding schedule in the form of Exhibit A hereto.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

Remittance Date:  The twenty-second (22nd) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such twenty-second (22nd) day is not a Business Day, the first Business Day immediately preceding.

REO Disposition:  The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to Countrywide as set forth in Section 5.13.

REO Property:  A Mortgaged Property acquired by Countrywide on behalf of the Seller as described in Section 5.13.

Repurchase Price:  With respect to any Servicing Right, a price equal to the sum of (i) the unpaid principal balance of the related Mortgage Loan, plus (ii) all costs and expenses incurred by Countrywide on account of such Mortgage Loan, including without limitation, any outstanding and unreimbursed Servicing Fees, escrow advances, and any outstanding servicing advances, and any costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder, plus (iii) any costs and damages that may be assessed to Countrywide due to the Mortgage Loan being found to violate a predatory/abusive lending law, plus (iv) if such repurchase occurs within twenty-four (24) months from the related Closing Date, the Premium.

Securitization Agreement: Any agreements relating to the securitization of the Mortgage Loans including, without limitation, any pooling and servicing agreement to be entered into and between the Seller, Countrywide, a Trustee and any master servicer designated by the Seller.

Servicer:  Countrywide Home Loans Servicing LP or its successor in interest or any successor or assign to or designee of Countrywide Home Loans Servicing LP under this Agreement.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, and (iv) compliance with the obligations under this Agreement including Section 5.9.

Servicing Fee: The monthly amount Countrywide shall be entitled to retain as its servicing fee, in addition to all other amounts to which Countrywide is entitled.  The Servicing Fee as set forth in the related Trade Confirmation.

Servicing Fee Rate:  With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation and/or the Purchase Confirmation.

Servicing File:  The file retained by Countrywide that includes copies of the Mortgage Loan Documents , all other documents in connection with the origination of a particular Mortgage Loan, all appraisals and/or appraisal reviews and/or any property valuations relating to a Mortgaged Property, the credit documentation relating to the origination of such Mortgage Loan, and all documents, files and other information reasonably necessary to service the Mortgage Loans which Servicing File may be maintained by Countrywide on microfilm or any other comparable medium.

Servicing Officer:  Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to the Seller upon request, as such list may from time to time be amended.

Servicing Rights:  The rights to service the Mortgage Loans, which rights shall include, without limitation: (a) the right to receive all amounts payable with respect to the Mortgage Loans and to retain any interest income relating thereto; (b) the right to receive and retain the Servicing Fee, late fees, assumption fees, penalties, or similar payments with respect to the Mortgage Loans, excluding Prepayment Penalties unless otherwise set forth in the related Transaction Documents; (c) all custodial rights to service the Escrow Payments and Escrow Accounts with respect to the Mortgage Loans, including, but not limited to, the right to retain any interest income relating thereto; (d) all custodial rights to service any accounts and payments related to the Mortgaged Property with respect to the Mortgage Loans, including, but not limited to, the right to retain any interest income relating thereto; (e) all rights to “clean-up calls” or other rights of termination with respect to the Mortgage Loans, unless otherwise delineated in the related Transaction Documents; (f) the right to possess and use the Servicing Files relating to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (g) all rights of the Seller under any agreement or document that creates, defines or evidences the right to service the Mortgage Loans; and (h) all rights, powers and privileges incidental to the foregoing.

Servicing Rights Package:  The Servicing Rights sold to Countrywide pursuant to a Purchase Confirmation and identified on a Mortgage Loan Schedule.

Servicing Transfer Date:  With respect to each sale and purchase of Servicing Rights as contemplated hereunder, the servicing transfer date as set forth in the related Purchase Confirmation, or such other date mutually agreed upon between Countrywide and the Seller.

Stated Principal Balance:  The unpaid principal balance of the Mortgage Loans at the related Cut-off Date.

Trade Confirmation:  A letter agreement executed by and between Countrywide and the Seller prior to the applicable Closing Date confirming the general terms and conditions of a prospective transaction contemplated herein and identifying certain loan characteristics of the Servicing Rights constituting the Servicing Rights Package to be purchased hereunder.

Transaction Documents:  The Trade Confirmation, the Purchase Confirmation and this Agreement.

Trustee:  Any Person set forth as a trustee in a Securitization Agreement, or any assigns or successors thereto.

Underwriting Guidelines:  Credit underwriting guidelines that are consistent with investor-quality mortgage loans and with generally accepted industry underwriting standards for sub-prime or prime mortgage loans, as applicable, unless otherwise set forth in the related Trade Confirmation and/or Purchase Confirmation.

Updated LTV:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

VA:  The Department of Veterans Affairs.

ARTICLE II

SALE OF THE SERVICING RIGHTS

Section 2.1  Agreement of Sale.  The Seller does hereby agree to sell, convey, transfer and assign to Countrywide on the Closing Date all right, title and interest in and to the Servicing Rights relating to the Mortgage Loans, all in accordance with the terms and conditions set forth herein.  As of the Closing Date, the Servicing Rights shall immediately vest with Countrywide and the Seller shall be deemed to have sold, conveyed, transferred and assigned to Countrywide all right, title and interest in and to the Servicing Rights.

Section 2.2  Payment of the Purchase Price.   Except as otherwise set forth in the related Transaction Documents, on the related Closing Date, Countrywide agrees to pay the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing, an amount equal to twenty percent (20%) of the related Purchase Proceeds.  Except as otherwise set forth in the related Transaction Documents, on the later of the related Closing Date or the related Servicing Transfer Date, subject to Countrywide’s receipt of, with respect to each Mortgage Loan and in accordance with this Agreement and Accepted Originating and Servicing Practices, the final servicing transfer tape, all material items in the related Servicing File, any and all funds in any escrow or other account of the Seller or its designee related to such Mortgage Loans, and any and all other deliverables or information necessary to properly board the related Mortgage Loans onto Countrywide’s servicing system, Countrywide agrees to pay the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing, an amount equal to seventy percent (70%) of the related Purchase Proceeds, and Countrywide shall pay the Seller the remainder of the related Purchase Proceeds by wire transfer of immediately available funds to an account designated by the Seller in writing, upon Countrywide’s receipt of all other items not previously delivered to Countrywide with respect to such Mortgage Loans and requested by Countrywide to effectuate the complete transfer of the servicing obligations and Servicing Rights related to such Mortgage Loans.

Section 2.3

Examination of Mortgage File by Countrywide.  Prior to the related Closing Date, Countrywide shall have the right to review each Mortgage File related to each Mortgage Loan and, based on its review, decline to purchase the Servicing Rights relating to any Mortgage Loan which Countrywide, in its reasonable discretion, determines not to be in compliance with each of the representations and warranties contemplated hereby. The Seller agrees to deliver a copy of a complete Mortgage File or make available to Countrywide a complete Mortgage File for each Mortgage Loan on or before such date as may be reasonably requested by Countrywide.  The fact that Countrywide has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect Countrywide’s right to demand repurchase or to avail itself of any other remedy available hereunder.

Section 2.4  Conditions to Closing. Countrywide's obligations hereunder are subject to the fulfillment of the following conditions precedent.  In the event that any of the conditions set forth below are not materially satisfied, Countrywide shall not have any obligation to purchase any of the Servicing Rights related to the Mortgage Loans constituting the related Servicing Rights Package or to pay the Purchase Proceeds as contemplated hereunder and shall instead be entitled, in its reasonable discretion, to terminate this Agreement in its entirety as it relates to such Servicing Rights Package.

(a)

Each of the representations and warranties made by the Seller hereunder shall be complete, true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

(b)

Each of the terms and conditions set forth herein which are required to be satisfied on or before the Closing Date shall have been satisfied unless waived by the prejudiced party(ies).

(c)

Countrywide shall have had the opportunity to complete a satisfactory due diligence review of the Servicing Rights (including the related Mortgage Loans) unless otherwise set forth in the related Purchase Confirmation.

(d) There shall have been no material or adverse change in the composition of the Mortgage Loans for which Countrywide is purchasing the related Servicing Rights as a result of due diligence or for any other reason.

(e)  The Seller shall have delivered all financial information relating to the Seller, reasonably necessary to allow Countrywide to assess the creditworthiness of the Seller which such creditworthiness shall be determined in Countrywide's sole and reasonable discretion.

(f)  The Seller shall have delivered to Countrywide and Countrywide shall have delivered to the Seller, as applicable, on or before the related Closing Date the following documents:

(1)

a fully executed Agreement;

(2)

the Mortgage Loan Schedule, which shall include, without limitation, the Stated Principal Balance of each Mortgage Loan;

(3)

an executed Funding Schedule, in the form of Exhibit A hereto;

(4)

an executed Officer’s Certificate, in the form of Exhibit C hereto;

(5)

such other documents related to the purchase and sale of the Servicing Rights as Countrywide and the Purchaser mutually agree upon, including, without limitation, any opinions of counsel;

(6)

an executed Limited Power of Attorney, in the form of Exhibit D hereto;

(7)

a fully executed Securitization Agreement, if applicable;

(8)

an executed Purchase Confirmation, in the form of Exhibit E hereto; and

(9)

a Security Release Certification, in the form of Exhibit F, if applicable.

(g)

The document specified in subsections (f)(1) and (f)(4) shall only be required with respect to the initial Closing Date unless Countrywide and the Seller mutually agree to reexecute such documents.

(h)

Solely for the initial Closing Date, an executed Officer’s Certificate from Countrywide, in a form reasonably acceptable to the Seller.

Section 2.6

Record Title to Servicing Rights.  With respect to any Mortgage Loan registered on the MERS® System, the Seller shall, at its sole cost and expense on or prior to the related Closing Date, cause the MERS® System to reflect that such Servicing Rights related to the Mortgage Loans have been assigned to Countrywide as the sole owner of the beneficial rights to the Servicing Rights related to the Mortgage Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1

Representations and Warranties Respecting the Seller. The Seller represents, warrants and covenants to Countrywide that, as of the related Closing Date and the related Servicing Transfer Date:

(a)

The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each applicable state, any and all business contemplated by this Agreement or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of the transactions, each Mortgage Note, and the sale of the Servicing Rights as contemplated by this Agreement;

(b)

The Seller has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement.  As of the Closing Date, the Seller has the full power and authority to purchase and hold each Mortgage Loan;

(c)

Neither the acquisition of the Mortgage Loans by the Seller, the sale of the Servicing Rights to Countrywide, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or bylaws or result in a material breach of any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

(d)

The Seller of the Mortgage Loans is an approved seller for Fannie Mae.  The Seller is a member of MERS in good standing, is current in the payment of all fees and assessments imposed to the Seller by MERS and has complied in all respects with the rules and procedures of MERS;

(e)

 The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  Seller is solvent and the sale of the Servicing Rights pursuant to this Agreement will not cause Seller to become insolvent.  The sale of the Servicing Rights is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(f)

There is no action, suit, proceeding, investigation or litigation pending or, to the best of the Seller’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Seller, would adversely affect the sale of the Servicing Rights to Countrywide, Countrywide’s ability to service the Mortgage Loans or the Seller's ability to perform its obligations under this Agreement;

(g)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the terms of the Mortgage Loans, the delivery of the Mortgage Files to Countrywide, the sale of the Servicing Rights to Countrywide or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date;

(h)

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Servicing Rights by the Seller pursuant to this Agreement are not subject to any bulk transfer or any similar statutory provisions in effect and applicable to this transaction.  There are no sales or use taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, which arise out of or result from the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated by this Agreement; and

(i)

The sale of each Servicing Right related to such Mortgage Loan shall be reflected on Seller’s balance sheet and other financial statements as a sale of assets by Seller.

Section 3.2

Representations and Warranties Regarding Individual Mortgage Loans.  With respect to each Mortgage Loan and the Servicing Rights related thereto and unless otherwise indicated in the related Trade Confirmation and/or Purchase Confirmation, as applicable, the Seller represents and warrants to Countrywide that as of the related Closing Date and the Servicing Transfer Date:

(a)

The information set forth in the Mortgage Loan Schedule, the Transaction Documents, the information provided pursuant to Section 4.3(a) and Section 4.4(a) as of the related Servicing Transfer Date, is complete, true and correct;

(b)

All payments required under the terms of the Mortgage Note to be made on or prior to the Closing Date have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under the Mortgage Loan; unless otherwise disclosed in the bid tape at the time of the initial trade and as set forth in the related Mortgage Loan Schedule, there has been no delinquency of thirty (30) days or more in any payment by the Mortgagor thereunder during the last twelve (12) months; no Mortgage Loan is subject to any pending litigation, foreclosure, bankruptcy, insolvency, or reorganization proceeding;

(c)

There are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property;

(d)

The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of Countrywide, and copies of which have been delivered to Countrywide, all in accordance with this Agreement.  The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy, and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule, if executed prior to the related Closing Date;

(e)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)

All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to the Agencies against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is the lesser of the outstanding principal balance of the Mortgage Loan or the replacement cost of the Mortgaged Property, and such insurer is licensed to do business in the state where the Mortgaged Property is located.  All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy conforms to the requirements of the Agencies.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense and, on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to obtain reimbursement therefor from the Mortgagor.  Each Mortgage Loan has in place a fully-paid life of loan flood certification from an insurer duly licensed and in good standing in the jurisdiction where the Mortgaged Property is located, assigned in care of Countrywide, which provides for notification to Countrywide of changes in designated flood areas which would affect such Mortgage Loan;

(g)

Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit and privacy protection, predatory and abusive lending, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

(h)

The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i)

The Mortgage is a valid, existing and enforceable first lien or second lien, as specified in the related Mortgage Loan Schedule, on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value (as defined in clause (i) of such definition) of the Mortgaged Property, (c) if a second lien, any first mortgage loan secured by the Mortgaged Property, and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. The Seller has full right to sell and assign the Servicing Rights to Countrywide;

(j)

The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(k)

All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(l)

The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)

The Seller is the sole owner and holder of the Servicing Rights and is the custodian of the related Escrow Account, if applicable.   The Servicing Rights have neither been assigned nor pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Servicing Rights to Countrywide free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the related Servicing Rights to Countrywide pursuant to the terms of this Agreement;

(n)

All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (b) (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank having principal offices in such state, or (iv) not deemed to be doing business in such state under applicable law;

(o)

The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to the Agencies, issued by a title insurer acceptable to the Agencies and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (i)(a), (b) and (c) above) the Seller, its successors and assigns as to the first priority or second priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan (or, in the case of any Mortgage Loan that allows for negative amortization or is an ARM with a potential for negative amortization, the original principal amount of such Mortgage Loan, plus the maximum possible increase in such original principal amount due to negative amortization) and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note and/or Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(p)

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(q)

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage;

(r)

As of the date of origination of the Mortgage Loan, all improvements which were considered in determining the Appraised Value (as defined in clause (i) of said definition) of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(s)

Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or mortgage banking company which is supervised and examined by a federal or state authority, or by a mortgage originator approved by the Secretary of Housing and Urban Development pursuant to Sections 2.03 and 2.11 of the National Housing Act;

(t)

The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been conducted in all respects in accordance with the terms of the Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business.  With respect to the Escrow Accounts and Escrow Payments, if any, all such payments are in the possession or under the control of the Seller and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(u)

The Mortgaged Property is undamaged by waste, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and there is no proceeding pending or, to the best of the Seller’s knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(v)

The Mortgage and related Mortgage Note contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure.  There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(w)

The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage;

(x)

The Servicing File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of the Agencies for appraisers, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to the Agencies, with such riders as are acceptable to the Agencies; such appraisal was conducted in compliance with all applicable laws and regulations and in accordance with the proper, prudent and customary practices in the appraisal business;

(y)

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Countrywide to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)

[Reserved];

(aa)

The Mortgagor has executed one or more statements to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.  All such statements are in the Servicing File;

(bb)

No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(cc)

If any Mortgage Loan is indicated in the Transaction Documents as having a Primary Mortgage Insurance Policy, such policy provides coverage in an amount at least equal to that which would be required by the Agencies if such Mortgage Loan was being delivered for sale to, and securitization by, the Agencies.    With respect to any Mortgage Loan which allows negative amortization, such Primary Mortgage Insurance Policy shall contain provisions to cover the potential negative amortization of such Mortgage Loan.  All provisions of any Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan is exclusive of any such insurance premium;

(dd)

The Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(ee)

No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

(ff)

The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located, and with respect to any Mortgage Loan registered with the MERS® System, the Seller has complied in all respects with the rules and procedures of MERS in connection with the transfer to Countrywide of the servicing rights as registered by the MERS® System, as of the Closing Date, and the Servicing Rights as registered by the MERS® System, as of the Servicing Transfer Date, of such Mortgage Loans;

(gg)

Any future advances made to the Mortgagor prior to the related Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien or second lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Agencies.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)

If the Mortgaged Property is a condominium unit or a planned unit development, such condominium or planned unit development project meets the eligibility requirements of the Agencies and/or the underwriting guidelines of the Company;

(ii)

The Mortgage Note and Mortgage are on forms generally acceptable to the Agencies;

(jj)

The Mortgaged Property is located in the state indicated on the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling or an individual unit in a planned unit development, none of which is a mobile home or manufactured dwelling;

(kk)

With respect to each Mortgage Loan  with a Mortgaged Property subject to a ground lease:

(1)

The Mortgagor is the owner of a valid and subsisting leasehold interest under the ground lease;

(2)

The ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

(3)

The Mortgagor is not in default under any of the terms of the ground lease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder;

(4)

The Mortgagor under the ground lease is not in default under any of the terms or provisions thereof on the part of the Mortgagor to be observed or performed;

(5)

The term of the ground lease exceeds the maturity date of the related Mortgage Loan by at least ten years;

(6)

The ground lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged.  The ground lease grants any leasehold mortgagee standard protection necessary to protect the security of a leasehold mortgagee;

(7)

The ground lease does not contain any default provisions that could give rise to forfeiture or termination of the ground lease except for the non-payment of the ground lease rents;

(8)

The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the ground lease;

(9)

The ground lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

(ll)

The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(mm)

[Reserved];

(nn)

Each Mortgage Loan is covered by a valid and transferable tax service contract which may be assigned without the payment of any fee by Countrywide;

(oo)

Except with respect to any Interest Only Mortgage Loan as set forth on the related Mortgage Loan Schedule, each Mortgage Loan requires Monthly Payments sufficient to fully amortize the original principal balance of the Mortgage Loan over the original term of the Mortgage Loan as set forth in the related Mortgage Note and each Monthly Payment is due on the first day of each month, unless otherwise disclosed on the related Mortgage Loan Schedule and the related bid tape. With respect to each Interest Only Mortgage Loan as set forth on the Mortgage Loan Schedule, after the initial interest only period as set forth on the related Mortgage Note, such Interest Only Mortgage Loan requires monthly payments sufficient to fully amortize the unpaid principal balance of the Mortgage Loan over the remaining term of the Mortgage Loan.  Unless indicated in the Mortgage Loan Schedule otherwise, no Mortgage Loan has negatively amortized nor shall any Mortgage Loan have any negative amortization after the related Closing Date and with respect to such Mortgage Loans identified on the related Mortgage Loan Schedule as having negative amortization, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Interest Adjustment Date, to fully amortize the outstanding principal balance as of the first day of the period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Interest Rate for each Adjustable Rate Mortgage Loan adjusts annually in accordance with the related Mortgage Note.  Unless indicated in the Mortgage Loan Schedule otherwise, none of the Adjustable Rate Mortgage Loans contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable rate mortgage loan to a Fixed Rate Mortgage Loan. With respect to any Mortgage Loan which has been converted from an Adjustable Rate Mortgage Loan into a Fixed Rate Mortgage Loan, such conversion was done in strict accordance with the terms of the related Mortgage Note.   The principal and interest due on each Mortgage Loan is calculated pursuant to the standard amortization (30/360 day interest accrual) method;

(pp)

Each Mortgage Loan conforms to, and at the time of origination was underwritten in accordance with the Company’s applicable underwriting guidelines which have been provided by the Seller to Countrywide;

(qq)

As of the related Closing Date, the Seller shall have received no notice that either a Mortgage Loan will be paid in full (whether by virtue of a demand statement or otherwise) or that any Mortgagor has elected to convert the related Convertible Mortgage Loan into a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note;

(rr)

None of the Mortgage Loans are (a) subject to, covered by or in violation of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) classified as “high cost,” “covered,” “high risk home”, “threshold,” or “predatory” loans under any other applicable state, federal or local law, including any predatory or abusive lending laws (or similarly classified loans using different terminology under a law imposing heightened scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) in violation of any state or local law or ordinance similar to HOEPA;

(ss)

No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor.   The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature; none of the Mortgage Loans is currently subject to a completion escrow unless otherwise set forth in the related Transaction Documents, and with respect to each Mortgage Loan which was subject to a completion escrow, all appropriate forms were delivered and are contained in the Mortgage File, including, without limitation, Agency Form 442;

(tt)

Each Mortgage Loan which is an “equity loan” within the meaning of Section 50(a)(6), Article XVI of the Texas Constitution complies with all applicable Texas state laws and regulations;

(uu)

No error, omission, misrepresentation, negligence, fraud (including identity theft) or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgagor, Seller or any other person, including, without limitation, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan;

(vv)

Any agreement with any servicer of the Mortgage Loans provides for the termination of the servicer on or prior to the related Servicing Transfer Date without the payment of any termination fee or other expense by Countrywide;

(ww)

No Mortgage Loan which is a “home loan” as defined in the Georgia Fair Lending Act (the "Act") was originated, brokered, solicited, processed, placed, negotiated, or offered on or after October 1, 2002 and prior to March 7, 2003, and no Mortgage Loan is a "high-cost home loan" as defined in the Act;

(xx)

There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property;

(yy)

The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller, the Company nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(zz)

None of the proceeds of the Mortgage Loan were used to finance single-premium credit insurance policies by the Seller;

(aaa)

With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and each prepayment penalty is permitted pursuant to federal, state and local law.  No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

(bbb)

The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person;

(ccc)

[Reserved];

(ddd)

 The Seller has not received any actual notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

Section 3.3

Remedies for Breach of Representations and Warranties. The representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of the Servicing Rights related to the Mortgage Loans to Countrywide and shall inure to the benefit of Countrywide, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Furthermore, the absence of the Seller in either the chain of title or endorsement shall in no way limit Countrywide’s recourse against the Seller as provided in this Section 3.3 for a breach of one or more of the Seller’s representations and warranties made herein.    Upon discovery by either the Seller or Countrywide of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of one or more of the Mortgage Loans or the Servicing Rights related to the Mortgage Loans and Countrywide’s interest therein, the party discovering such breach shall give prompt written notice to the other.  Without in any way limiting the generality of the foregoing, any repurchase request made under any Securitization Agreement with respect to any Mortgage Loan shall be deemed to be conclusive evidence of the Seller’s breach of one or more of its representations and warranties made by it hereunder and shall further be deemed to materially and adversely affect the value of any such Mortgage Loan and the Servicing Rights related to such Mortgage Loan, provided, however, that such repurchase request relates to one or more of the representations and warranties set forth herein.

Upon discovery by either the Seller or Countrywide of a breach of any of the foregoing representations and warranties which materially and adversely affects the value, the marketability or enforceability of one or more of the Mortgage Loans or Countrywide’s interest therein, the party discovering such breach shall give prompt written notice to the other.  The Seller shall have a period of ninety (90) days from the earlier of the discovery of a breach by the Seller or the receipt by the Seller of notice of a breach within which to correct or cure such breach.  If any such breach cannot be corrected or cured within such ninety (90) day period, the Seller shall not later than ninety (90) days after its discovery or its receipt of notice of such breach repurchase the Servicing Rights related to such Mortgage Loan from Countrywide at the Repurchase Price.

In the event of a repurchase of the Servicing Rights by the Seller, at the time of repurchase, Countrywide and the Seller shall arrange for the reassignment of the repurchased Servicing Rights to the Seller.  The Seller shall, simultaneously with such reassignment, give written notice to Countrywide that such repurchase has taken place.  The Servicer shall continue to service a Mortgage Loan on behalf of the Seller if the related Servicing Rights are repurchased by the Seller pursuant to this Section 3.3 for a period of no more than thirty (30) days after the date of repurchase (upon the request of the Seller, such thirty (30) day period may be extended by the Servicer in its sole discretion).

In addition to the other repurchase rights provided herein, in the event the Seller repurchases a Mortgage Loan or is required to repurchase a Mortgage Loan pursuant to any Securitization Agreement or otherwise, then Countrywide may rescind its purchase of the Servicing Rights affected by such repurchase, and the Seller shall, at Countrywide’s sole option, repurchase the affected Servicing Rights from Countrywide for an amount equal to the Repurchase Price.  The Servicer shall continue to service a Mortgage Loan on behalf of the Seller if the related Servicing Rights are repurchased by the Seller pursuant to this paragraph for a period of no more than thirty (30) days after the date of repurchase (upon the request of the Seller, such thirty (30) day period may be extended by the Servicer in its sole discretion).

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 3.1 or 3.2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by Countrywide or notice thereof by the Seller to Countrywide, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by Countrywide for compliance with the relevant provisions of this Agreement.

Section 3.4

Indemnification.

In addition to the repurchase and reimbursement obligations set forth in Section 3.3, the Seller shall defend and indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from any claim, demand, defense or liability based upon or arising out of  the origination, purchase, receiving, processing, funding or servicing any Mortgage Loan, or from any assertion based on, grounded upon or resulting from a breach or alleged breach of any of the Seller’s representations and warranties contained in this Article III.

Section 3.5

Representations and Warranties of the Servicer.

The Servicer represents, warrants and covenants to the Seller that as of each Servicing Transfer Date:

(a)

The Servicer is a duly organized, validly existing corporation in good standing under the laws of the jurisdiction of its formation and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state;

(b)

The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c)

None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with, or violate, any of the terms, conditions or provisions of the Servicer’s certificate of limited partnership or limited partnership agreement or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any material agreement or instrument to which the Servicer is now a party or by which it or its assets is or are bound or may be bound, or constitute a default or result in an acceleration under any of the forgoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d)

The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute or result in the violation of any judgment, order or decree of any court or any, law, rule, regulation, order or decree of any federal, state, municipal or governmental agency having jurisdiction over the Servicer or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Servicer or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(e)

There are no actions or proceedings pending or, to the Servicer’s knowledge, threatened with respect to the Servicer before any court, administrative agency or other tribunal (A) that prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement, (C) that shall adversely affect the execution, delivery, validity or enforceability, or the performance by the Servicer of its obligations under, this Agreement or (D) which are reasonably likely to have a material adverse effect on the financial condition of the Servicer;

(f)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained prior to the related Servicing Transfer Date;

(g)

The Servicer is approved servicer for Fannie Mae and Freddie Mac , and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(h)

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

Section 3.6

Representations and Warranties of Countrywide.  Countrywide represents, warrants and covenants to the Seller that as of each Servicing Transfer Date or as of such date specifically provided herein:

(a)

Countrywide is a duly organized, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and is qualified to transact business in, and possesses all licenses necessary for the conduct of its business in, each applicable state or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon Countrywide by any such state, and in any event Countrywide is and will remain in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the purchase of the Servicing Rights in accordance with the terms of this Agreement;

(b)

Countrywide has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of Countrywide, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c)

None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a material  breach of any of the terms, conditions or provisions of Countrywide’s charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the forgoing;

(d)

The execution and delivery of this Agreement by Countrywide and its performance and compliance with the terms of this Agreement will not constitute or result in the violation of any judgment, order or decree of any material law, rule, regulation, order or decree of any federal, state, municipal or governmental agency having jurisdiction over Countrywide ;

(e)

There is no action or proceeding pending or, to the best of Countrywide’s knowledge, threatened with respect to Countrywide before any court, administrative agency or other tribunal (A) that prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement, (C) that shall materially and adversely affect the execution, delivery, validity or enforceability, or the performance by Countrywide of its obligations under, this Agreement or (D) which shall have a material adverse effect on the financial condition of Countrywide;

(f)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of or compliance by Countrywide with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained prior to the related Servicing Transfer Date; and

(g)

Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

Section 3.7

Indemnification by Countrywide.

Countrywide shall indemnify the Seller and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that result from a breach of a representation or warranty set forth in Section 3.6.

ARTICLE IV

INTERIM SERVICING AND TRANSFER OF SERVICING RIGHTS

Section 4.1

Interim Servicing.

(a)

Subservicer.  Countrywide acknowledges that the Mortgage Loans shall be serviced by a third party (a “Subservicer”) on behalf of the Seller.  Consequently, with respect to any Mortgage Loan serviced by a Subservicer, any reference to the “Seller” in Article IV and Article V of this Agreement, as appropriate, shall be deemed to refer to such Subservicer, acting at the direction of the Seller; however, it being understood that the Seller shall remain primarily responsible for each covenant and representation of Seller contained within this Agreement.

(b)

General.  The Servicing Rights will be purchased by Countrywide and sold by the Seller on the related Closing Date. From the related Closing Date to the Servicing Transfer Date, the Seller shall interim service the Mortgage Loans in accordance with all federal, state and local laws, Accepted Servicing Practices, the terms of the Purchase Agreement and, if applicable, the terms of the Securitization Agreement. Without limiting the generality of the foregoing, the Seller shall not take, or fail to take, any action which would result in Countrywide’s interest in the Servicing Rights being adversely affected.

(c)

Reporting and Remittance.  Within five (5) Business Days, or such other period to be mutually agreed upon by the Seller and Countrywide, following the conclusion of each calendar month reporting and remittance cycle occurring during the Interim Servicing Period (each, a “Reporting Cycle”), if any, the Seller shall forward to Countrywide with respect to the Mortgage Loans a remittance report in an electronic format acceptable to Countrywide and the Servicer, and a trial balance as of the end of each such Reporting Cycle, which remittance report and trial balance shall include information relating to all payment and other activity on the Mortgage Loans.  With respect to any payments of principal or interest (including all prepayments) received, or applied to any Mortgagor’s account, by the Seller during the Interim Servicing Period (or prior to the Closing Date, if any such payments were not reflected in the calculation of the Purchase Proceeds), the Seller shall remit to Countrywide all such payments of principal and interest on the Mortgage Loans no later than the fifth (5th) Business Day of the month following the conclusion of each Reporting Cycle, or such other period to be mutually agreed upon by the Seller and Countrywide, and, with respect to the month in which the related Servicing Transfer Date occurs, no later than the fifth (5th) Business Day thereafter, or such other period to be mutually agreed upon by the Seller and Countrywide.

Section 4.2

Transfer of Servicing.  The Seller agrees to act reasonably, in good faith and in accordance with all applicable laws and regulations and to do all things necessary to effect the transfer of the Servicing Rights to the Servicer as Countrywide’s designee on the related Servicing Transfer Date including, without limitation, complying with all instructions provided by Servicer and Countrywide relating to the transfer of the Servicing Rights and complying with all applicable federal, state and local laws.  With respect to each Mortgage Loan registered with the MERS® System, the Seller shall, by the Servicing Transfer Date, cause the MERS® System to reflect Countrywide as the sole owner of the Servicing Rights related to such Mortgage Loans.

Section 4.3

Obligations of the Seller prior to the Servicing Transfer Date.  Without limiting the generality of Section 4.2, the Seller shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the related Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the Servicing Rights to Countrywide on the related Servicing Transfer Date:

(a)

Preliminary Test Tape.  On or prior to the related Closing Date, the Seller shall forward or cause to be forwarded to Countrywide a preliminary test tape (including master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by the Agencies, name, address, and telephone number of first lien holder and loan number of first lien with respect to any second lien Mortgage Loans, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by the Seller and Countrywide.  The preliminary test tape shall include all field descriptions and record layouts;

(b)

Notice to Hazard Insurers.  The Seller shall inform by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to Countrywide’s name.  The Seller shall provide Countrywide with a copy of the notification letter and an officer’s written certification that all hazard insurance companies have been notified by an identical letter;

(c)

Notice to Mortgage Insurance Companies.  The Seller shall inform by written notice all mortgage insurance companies providing any Primary Mortgage Insurance Policy of the change in insured's name on each such policy to Countrywide’s name. The Seller shall provide Countrywide with a copy of one notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

(d)

Tax Service Contracts.  The Seller shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably acceptable to Countrywide on all of the Mortgage Loans and shall assign all such contracts to Countrywide or, in the alternative, the Seller shall notify Countrywide as to any Mortgage Loans for which it has not procured the requisite contract and shall pay to Countrywide a fee for each such Mortgage Loan equal to the fee or premium that is customarily charged for each such contract, as determined by Countrywide in its reasonable discretion;

(e)

Flood Certifications.  The Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to Countrywide or, in the alternative, the Seller shall notify Countrywide as to any Mortgage Loans for which it has not procured the flood certification referenced above and shall pay to Countrywide a fee for each such Mortgage Loan equal to the fee that is customarily charged for each such contract, as determined by Countrywide in its reasonable discretion;

(f)

Notice to Mortgagors.  The Seller shall, no later than fifteen (15) days prior to the related Servicing Transfer Date, inform in writing all Mortgagors of the change in servicer from the Seller to Countrywide, all in accordance with applicable law.  The Seller shall obtain Countrywide’s approval of the form of such notifications prior to their mailing.  The Seller acknowledges that Countrywide’s review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Seller shall have the sole responsibility for such compliance.  The Seller shall provide Countrywide with a copy of one notification letter and an officer’s written certification that all Mortgagors have been notified by an identical letter;

(g)

Payment of Real Estate Taxes.  The Seller shall make or cause to be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the related Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the related Servicing Transfer Date to receive a discount, or (iii) will be delinquent within thirty (30) days after the related Servicing Transfer Date.  If tax bills have not been received by the Seller by the related Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Seller shall obtain and pay all tax bills subsequent to the related Servicing Transfer Date and Countrywide will promptly reimburse the Seller upon receipt from the Seller of documentation evidencing such payment.  On non-impounded accounts, the Seller shall ensure that all taxes which would otherwise be delinquent by the related Servicing Transfer Date, if not paid by such date, have been paid.  With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Seller shall hold harmless and indemnify Countrywide against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Seller’s failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the related Servicing Transfer Date;

(h)

Payment of Insurance Premiums.  The Seller shall pay all hazard and flood insurance and Primary Mortgage Insurance Policy premiums required to be paid prior to the Servicing Transfer Date or within thirty (30) days after the Servicing Transfer Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid.  With respect to any Mortgage Loan subject to force-placed insurance, the Seller shall maintain such insurance, which shall be in full force and effect through thirty (30) days after the Servicing Transfer Date.  With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Seller shall hold harmless and indemnify Countrywide against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Seller’s failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the Servicing Transfer Date in accordance with the terms of the any document contained in the Mortgage File or any applicable law or regulation including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or "V" flood hazard area;

(i)

ARM Adjustments.  With respect to each Adjustable Rate Mortgage Loan whose index value for any Interest Adjustment Date is available on or prior to the related Servicing Transfer Date, the Seller shall make all such adjustments and shall inform the related Mortgagors of such adjustments;

(j)

Notice to Sub-servicers.  On or prior to the related Closing Date, the Seller shall inform by written notice all sub-servicers who perform servicing obligations with respect to the Mortgage Loans of the sale of the Mortgage Loans to Countrywide and of the transfer of the Servicing Rights to Countrywide on the related Servicing Transfer Date. The Seller shall provide Countrywide with a copy of the notification letter and an officer’s certification that all sub-servicers have been notified by an identical letter; and

(k)

Mortgage Loans in Litigation.  On or prior to the related Servicing Transfer Date, the Seller shall (i) deliver written notification to Countrywide of any Mortgage Loan in litigation (including, without limitation, bankruptcy and foreclosure proceedings) as of the Servicing Transfer Date, including in such written notification the names and addresses of all parties involved in such litigation and all documents related to such litigation, (ii) if requested by Countrywide, notify the clerk of the court and all counsel of record involved in such litigation that ownership of such Mortgage Loan has been transferred to Countrywide, and (iii) if requested by Countrywide, cooperate with Countrywide and cause the filing of appropriate court documents to substitute Countrywide’s attorney for the Seller’s attorney and remove the Seller as a party to the litigation and substitute Countrywide as the real party in interest.

Section 4.4

Obligations of the Seller after the Servicing Transfer Date.  Without limiting the generality of Section 4.2, the Seller shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) Business Days following the related Servicing Transfer Date (or within such time as may otherwise be specified below):

(a)

Tape.  The Seller shall furnish to Countrywide all available computer or like records requested by Countrywide reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the related Servicing Transfer Date (including, without limitation, (i) master file, (ii) escrow file, (iii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable and policy number/parcel number, (iv) ARM master file, (v) ARM history, (vi) name, address, and telephone number of first lien holder and loan number of first lien with respect to any second lien Mortgage Loans, and (vii) all HMDA data required by the Agencies).  Such records shall include magnetic tapes reflecting all computer files maintained on the Mortgage Loans and shall include hard copy trial balance reports as specifically requested by Countrywide;

(b)

Servicing File.  If the Seller has not already done so, the Seller shall have forwarded a complete Servicing File with respect to each Mortgage Loan;

(c)

Accounting Reports.  The Seller shall furnish to Countrywide copies of all accounting reports relating to the Mortgage Loans as of the related Servicing Transfer Date including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

(d)

Other Documentation.  The Seller shall provide Countrywide any and all further documents reasonably required by Countrywide in order to fully transfer to Countrywide possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;

(e)

Transfer of Escrow Funds and Other Proceeds.  The Seller shall transfer to Countrywide, by wire transfer to the account designated by Countrywide, an amount equal to the sum of (i) the Net Escrow Payments, (ii) all undistributed insurance loss draft funds, (iii) all unapplied funds received by the Seller, (iv) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date, (v) all buydown funds held by the Seller as of the related Servicing Transfer Date, and (vi) all other amounts held by the Seller with respect to the Mortgage Loans as of the related Servicing Transfer Date for which the Seller is not entitled to retain (collectively, the “Escrow Proceeds”).  Within five (5) Business Days following Countrywide’s receipt of the Escrow Proceeds, the Seller and Countrywide shall resolve any discrepancies between the Seller’s accounting statement and Countrywide’s reconciliation with respect thereto.  No later than ten (10) Business Days following the related Servicing Transfer Date, the Seller or Countrywide, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled; and

(f)

Mortgage Payments Received After Servicing Transfer Date.  The Seller shall promptly forward to Countrywide any payment received by it after the related Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Seller’s lock box facility, in which case the Seller shall forward such payment in a form acceptable to Countrywide.  The Seller shall notify Countrywide of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by Countrywide.

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.1

Servicer to Act as Servicer.  Servicer, as independent contract servicer, shall service and administer Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Servicer may deem necessary or desirable and consistent with the terms of this Agreement and in accordance with all applicable laws, rules and regulations. In servicing and administering the Mortgage Loans, Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to customary and usual standards of practice of prudent mortgage servicers.

In accordance with the terms of this Agreement, Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is  in the best interest of the Seller; provided, however, that Servicer shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Seller's consent.  Servicer shall not waive any Prepayment Penalty in the event of a Principal Prepayment in full or in part of a Mortgage Loan, which is required by the terms of the related Mortgage Note unless, (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of such Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Penalty is unenforceable in accordance with applicable law or the collection of such related Prepayment Penalty would otherwise violate applicable law, or (iii) the collection of such Prepayment Penalty would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Penalty payable under the terms of the Mortgage Note is less than the amount of the Prepayment Penalty set forth in the Mortgage Loan Schedule or other information provided to Servicer, Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Penalty if the failure to collect such amount is the direct result of inaccurate or incomplete information on the related Mortgage Loan Schedule. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Seller shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement. Servicer may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Servicer determines in its reasonable discretion, that default is imminent and if Servicer determines that granting such forbearance or suspension is in the best interest of the Seller.  If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Servicer shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 6.3.  Without limiting the generality of the foregoing, Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Seller, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by Servicer, the Seller shall furnish Servicer with any powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties under this Agreement.

The Servicer shall maintain each Servicing File.  The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, except with respect to the ownership of the related Servicing Rights and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith which is retained by Countrywide, has been vested solely in the Seller.

Section 5.2

Collection of Mortgage Loan Payments.  Servicer shall make reasonable efforts, in accordance with the customary and usual standards of practice of prudent mortgage servicers, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy and applicable law.

Section 5.3

Realization Upon Defaulted Mortgage Loans.  Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Servicer shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Seller, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Seller after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Servicer through PMI Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Servicer shall notify the Seller in writing of the commencement of foreclosure proceedings.  Such notice may be contained in the reports prepared by Servicer and delivered to the Seller pursuant to the terms and conditions of this Agreement.  Servicer shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes and has the Seller’s consent, or if the Seller or its designee otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Servicer shall have such inspection performed. Upon completion of the inspection, the Servicer shall promptly provide the Seller or its designee with a written report of the environmental inspection.

In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In the event that the environmental inspection report is inconclusive as to whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Seller, proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In such instance, the Seller shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless the Seller notifies the Servicer in writing, within ten (10) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure.  The Servicer shall be reimbursed for all Servicing Advances made pursuant to the preceding paragraph and this paragraph with respect to the related Mortgaged Property from the Custodial Account, REO Account or as otherwise provided in the related Transaction Documents.

Section 5.4

Establishment of Custodial Accounts; Deposits in Custodial Accounts.  Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts.  Servicer shall provide the Seller with written evidence of the creation of such Custodial Account(s) upon the request of the Seller.

Servicer shall deposit in the Custodial Account within two (2) Business Days, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(a)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b)

all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

(c)

all proceeds from a Cash Liquidation;

(d)

all PMI Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 5.8, 5.10 and 5.11, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Servicer's normal servicing procedures, the loan documents or applicable law;

(e)

all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with Servicer's normal servicing procedures, the loan documents or applicable law;

(f)

all Monthly Advances;

(g)

any amounts required to be deposited by Servicer pursuant to Section 5.10 in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Servicer's own funds, without reimbursement therefor);

(i)

the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Servicer's own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans);

(j)

any amounts required to be deposited by Servicer in connection with any REO Property pursuant to Section 5.13 and any amounts required to be deposited pursuant to Section 5.14 and Section 5.17; and

(k)

any amounts required to be deposited by Servicer pursuant to Section 5.1.

The foregoing requirements for deposit in the Custodial Account are exclusive.  The Seller understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, and assumption fees (to the extent permitted by Section 5.16) need not be deposited by Servicer in the Custodial Account.  Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Servicer and Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 5.5(d).

Section 5.5

Permitted Withdrawals From the Custodial Account.  Servicer may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)

to make payments to the Seller in the amounts and in the manner provided for in Sections 6.1 and 6.3;

(b)

to reimburse itself for Monthly Advances (Servicer's reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan  which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable.  Servicer's right to reimbursement hereunder shall be prior to the rights of the Seller.  Notwithstanding the foregoing, Servicer may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are Nonrecoverable Advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Seller; provided, however, that the Servicer shall notify the Seller at least five (5) Business Days prior to such reimbursement that such reimbursement will be taken from any funds in the Custodial Account;

(c)

to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Servicer's reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, and Other Insurance Proceeds; provided, however, that Servicer may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Seller;

(d)

to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan, and (iii) the Prepayment Interest Excess, if any;

(e)

to pay to itself, with respect to the Servicing Rights that has been repurchased pursuant to Section 3.3 or otherwise, the Premium with respect to such repurchased Mortgage Loan subject to the applicable timeframe as set forth in this Agreement;

(f)

to reimburse itself for any amounts deposited in the Custodial Account in error; and

(g)

to clear and terminate the Custodial Account upon the termination of this Agreement.

Notwithstanding anything herein to the contrary, no Monthly Advance or Servicing Advance shall be required to be made hereunder if such Monthly Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Monthly Advance or Servicing Advance would constitute a Nonrecoverable Advance shall be evidenced by an Officers’ Certificate of the Servicer, delivered to the Seller which details the reasons for such determination.

Section 5.6

Establishment of Escrow Accounts; Deposits in Escrow Accounts.  Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Servicer shall provide the Seller with written evidence of the creation of such Escrow Account(s) upon the request of the Seller.

Servicer shall deposit in the Escrow Account(s) within two (2) Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.  Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 5.7.  Servicer shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor.  Servicer shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

Section 5.7

Permitted Withdrawals From Escrow Account.  Servicer may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Servicer, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 5.8

Transfer of Accounts.  Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time with the consent of the Seller provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.  The Servicer shall notify the Seller in writing of any such transfer fifteen (15) Business Days prior to such transfer.

Section 5.9

Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder.  With respect to each Mortgage Loan, Servicer shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Servicer shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Servicer in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due.  Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

Servicer will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.2(cc), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. Servicer will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency.  Servicer shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 5.16, Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, Servicer shall obtain a replacement PMI Policy as provided above.

Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, LPMI Policy, and the insurance or guarantee relating thereto, as applicable (excluding such exception, the “Credit Enhancement”), and Servicer shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder.  If the Seller shall at any time after the related Closing Date notify Servicer in writing of its desire to obtain any such Credit Enhancement, the Seller and Servicer shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

Section 5.10      Maintenance of Hazard Insurance.  Servicer shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or (z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994.  Servicer shall also maintain on REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above.  Servicer shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Servicer's normal servicing procedures.  The Seller understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Servicer or Mortgagor.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to Servicer and shall provide for at least thirty (30) days prior written notice to Servicer of any cancellation, reduction in the amount of coverage or material change in coverage. Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either the insurance carrier or agent; provided, however, that Servicer shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

Section 5.11     Maintenance of Mortgage Impairment Insurance.  If Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans issued by an issuer acceptable to Fannie Mae, and that has a Best rating of A:V or better, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10.  If such blanket policy contains a deductible clause and there shall not have been maintained on the related Mortgaged Property or REO Property an additional individual policy complying with Section 5.10, upon the occurrence of a loss that would have been covered by such individual policy, Servicer shall deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, Servicer agrees to prepare and present, on behalf of the Seller, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

Section 5.12     Fidelity Bond; Errors and Omissions Insurance.  Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents.  Such Fidelity Bond shall also protect and insure Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.12 shall diminish or relieve Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae or Freddie Mac for an approved seller/servicer. The Servicer shall provide the Seller with a certificate of insurance of such Fidelity Bond or errors and omissions insurance upon request.

Section 5.13     Title, Management and Disposition of REO Property.

(a)

Title.  In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Servicer for the benefit of the Seller, or in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person(s) holding such title other than the Seller shall acknowledge in writing that such title is being held as nominee for the benefit of the Seller.

(b)

Management.  Servicer shall either itself or through an agent selected by Servicer, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account.  Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances.  Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by Servicer to the Seller within five (5) days of the Seller's request therefor.  Servicer shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Servicer deems to be in the best interest of the Seller.  Servicer shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10 hereof and the fees of any managing agent acting on behalf of Servicer.    Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Servicer, the Seller may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Seller shall reimburse Servicer for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

(c)

Disposition.  Servicer shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Servicer determines, and gives an appropriate notice to the Seller, that a longer period is necessary for the orderly disposition of any REO Property.  If a period longer than one (1) year is necessary to sell any REO Property, Servicer shall report monthly to the Seller as to the progress being made in selling such REO Property.

Each REO Disposition shall be carried out by Servicer at such price and upon such terms and conditions as Servicer deems to be in the best interest of the Seller.  If, as of the date title to any REO Property was acquired by Servicer, there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Servicer as provided above, shall be deposited in the Custodial Account and distributed to the Seller in accordance with Section 6.1.

Section 5.14     Notification of Adjustments.  With respect to each Adjustable Rate Mortgage Loan, Servicer shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, the same Index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  Servicer shall promptly, upon written request therefor, deliver to the Seller such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by Servicer or the Seller that Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Servicer shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Seller thereby without reimbursement therefor.

Section 5.15     Notification of Maturity Date.  With respect to each Balloon Mortgage Loan, Servicer shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

Section 5.16     Assumption Agreements.  Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that Servicer shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any.  If Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Servicer shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 5.16, the Seller authorizes Servicer, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, Servicer shall follow the underwriting practices and procedures employed by Servicer for mortgage loans originated by Servicer for its own account in effect at the time such assumption or substitution is made.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed.  Servicer shall notify the Seller that any such substitution of liability or assumption agreement has been completed by forwarding to the Seller or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding anything to the contrary contained herein, Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 5.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 5.17     Satisfaction of Mortgages and Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan, or the receipt by Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, Servicer shall immediately notify the Seller.  Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 5.4, have been or will be so deposited and shall request delivery to it of the portion of the Mortgage File held by the Custodian.  Upon receipt of such notice and request, the Seller, or its designee, shall within five (5) Business Days release or cause to be released to Servicer the related Mortgage Loan Documents and Servicer shall prepare and process any satisfaction or release.  In the event that the Seller fails to release or cause to be released to Servicer the related Mortgage Loan Documents within five (5) Business Days of Servicer’s request therefor, the Seller shall be liable to Servicer for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Servicer resulting from such failure.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Seller may have under the mortgage instruments, Servicer, upon written demand, shall remit to the Seller the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  Servicer shall maintain the Fidelity Bond insuring Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Seller’s Custodian shall, within five (5) Business Days of Servicer’s request and delivery to the Seller, or the Seller's designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Servicer the portion of the Mortgage File held by the Seller or its designee.  Pursuant to the servicing receipt, Servicer shall be obligated to return to the Seller the related Mortgage File when Servicer no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Seller’s Custodian fails to release or cause to be released to Servicer the portion of the Mortgage File held by the Seller or its designee within five (5) Business Days of Servicer’s request therefor, the Seller shall be liable to Servicer for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Servicer resulting from such failure.  Upon receipt of notice from Servicer stating that such Mortgage Loan was liquidated, the Seller shall release Servicer from its obligations under the related servicing receipt.

Section 5.18     Servicing Compensation.  As compensation for its services hereunder, Servicer shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees.  Additional servicing compensation in the form of assumption fees (as provided in Section 5.16), late payment charges or otherwise shall be retained by Servicer to the extent not required to be deposited in the Custodial Account.  Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 5.19     Delivery of Mortgage Loan Documents.

Servicer shall forward to the Custodian on behalf of the Seller original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement promptly after their execution; provided, however, that Servicer shall provide the Custodian on behalf of the Seller with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution.  If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.  Any correspondences to the Custodian may be sent to the party designated in writing by the Seller.

Section 5.19     Quality Control Procedures.

The Servicer shall establish and maintain proper risk controls in the form of general control framework to safeguard the Servicer’s continued performance under this Agreement.  The plans must be in place within thirty (30) calendar days after the date of this Agreement and shall include testing, control functions, accountability and corrective actions to be immediately implemented, if necessary.  The Servicer agrees to make a copy or a summary of the plans available to the Seller upon request subject to the execution, by the Seller, of a mutually agreeable non-disclosure agreement.

ARTICLE VI

PROVISIONS OF PAYMENTS AND REPORTS TO

PURCHASER

Section 6.1

Distributions.  On each Remittance Date, Servicer shall distribute to the Seller (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 5.5; plus (b) all Monthly Advances, if any, that Servicer is obligated to distribute pursuant to Section 6.3; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; provided, however, all Principal Prepayments received during the Principal Prepayment Period shall be distributed by Countrywide to the Seller on each Remittance Date; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.  It is understood that, by operation of Section 5.4, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the first Determination Date after the Closing Date, adjusted to the Mortgage Loan Remittance Rate, exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

Section 6.2

Periodic Reports to the Seller.

(a)

Monthly Reports.  Not later than each Remittance Date, Servicer shall furnish to the Seller an electronic file (which shall be provided in Excel format or other electronic format reasonably acceptable to the Seller and delivered via email to DBWholeLoanOps@List.DB.com) of the monthly data in a form agreed upon by the Seller and Servicer, which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor’s account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

(b)

Miscellaneous Reports.  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Seller pursuant to a deed-in-lieu of foreclosure, Servicer shall submit to the Seller a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Servicer and delivered to the Seller pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Seller, Servicer shall furnish to the Seller a statement describing Servicer's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement.  Servicer shall also provide the Seller with such information concerning the Mortgage Loans as is necessary for the Seller to prepare its federal income tax return and as the Seller may reasonably request from time to time.  The Seller agrees to pay for all reasonable out-of-pocket expenses incurred by Servicer in connection with complying with any request made by the Seller hereunder if such information is not customarily provided by Servicer in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

Section 6.3

Monthly Advances by Servicer.  Not later than the close of business on the Determination Date preceding each Remittance Date, Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Servicer, whether or not deferred pursuant to Section 6.1, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date; provided, however, Servicer shall not be required nor shall Servicer deposit in the Custodial Account any shortfalls in a Monthly Payment due to a Mortgagor’s entitlement to relief under the Servicemembers Civil Relief Act.  Notwithstanding anything to the contrary herein, Servicer may use amounts on deposit in the Custodial Account for future distribution to the Seller to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence.  To the extent Servicer uses any funds being held for future distribution to the Seller to satisfy its obligations under this Section 6.3, Servicer shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Seller pursuant to Section 6.1.

Servicer's obligation to make such advances as to any Mortgage Loan will continue through the earliest of:  (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; or (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds,  Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the end of the Due Period following REO Disposition.  In no event shall Servicer be obligated to make an advance under this Section 6.3 if at the time of such advance it reasonably determines that such advance will be a Nonrecoverable Advance.  The determination by Servicer that it has made a Nonrecoverable Advance or that any proposed Monthly Advance would constitute a Nonrecoverable Advance shall be evidenced by an Officers’ Certificate of  Servicer, delivered to the Seller which details the reasons for such determination.

Section 6.4

Annual Statement as to Compliance.  Servicer shall deliver to the Seller on or before March 15th of each year, beginning in the year following the Closing Date, an Officers' Certificate stating, as to each signatory thereof, that (a) a review of the activities of Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.  Servicer shall provide the Seller with copies of such statements upon request.

Section 6.5

Annual Independent Certified Public Accountants' Servicing Report.  On or before March 15th of each year, beginning in the year following the Closing Date, Servicer at its expense shall cause a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Seller to the effect that such firm has examined certain documents and records relating to Servicer's servicing of mortgage loans of the same type as the Mortgage Loans, pursuant to this Agreement or servicing agreements substantially similar to this Agreement, and that, on the basis of such examination, conducted substantially in accordance with the Uniform Single Audit Program for Mortgage Bankers, such firm is of the opinion that Servicer's servicing has been conducted in compliance with this Agreement or such servicing agreements examined pursuant to this Section 6.5 except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.  Servicer shall provide the Seller with copies of such statements upon request.

Section 6.6

Purchaser’s Access to Servicer’s Records.  The Seller shall have access upon reasonable notice to Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Servicer that relate to the performance or observance by Servicer of the terms, covenants or conditions of this Agreement.  Further, Servicer hereby authorizes the Seller, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Servicer, or its parent company, prepared by or at the request of Servicer for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Servicer also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Servicer's ability to perform under this Agreement.  The Seller agrees to reimburse Servicer for any out-of-pocket costs incurred by Servicer in connection with its obligations under this Section 6.6.

Section 6.7

Reports and Returns to be Filed by the Servicer

Following the  foreclosure or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required by Sections 6050J of the Code.

Section 6.9

Special Reports.

The Servicer shall provide a monthly statement of delinquents and a delinquency report on all Mortgage Loans 30 days or more delinquent and whether the Mortgage Loans are in foreclosure, REO or bankruptcy status, as applicable.  If the Seller requires additional or more specific information with respect to the Mortgage Loans, the Seller agrees to pay for all reasonable out-of-pocket expenses incurred by the Seller in connection with complying with any request made by the Seller in this Agreement if such information is not customarily provided by the Servicer in the ordinary course of servicing mortgage loans similar to the Mortgage Loans and the Servicer consents to provide such information to the Owner.

 [Discuss]

ARTICLE VII

COVENANTS BY SERVICER

Section 7.1

Additional Indemnification by Servicer.  Servicer shall indemnify the Seller and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that (a) result from a breach of a representation or warranty set forth in Section 3.5, or (b) the Seller may sustain in any way related to the failure of Servicer to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Seller shall indemnify Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Servicer may sustain in any way related to (a) actions or inactions of Servicer which were taken or omitted upon the instruction or direction of the Seller, or (b) the failure of the Seller to perform its obligations hereunder, including those obligations set forth in Section 7.4.

Section 7.2

Third Party Claims.  Servicer and the Seller shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans.  Upon the prior written consent of the Seller, which consent shall not be unreasonably withheld, Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Seller in respect of such claim. The Seller shall promptly reimburse Servicer for all amounts advanced by it pursuant to the preceding sentence except when as a result of such claim Servicer is otherwise required to indemnify the Seller pursuant to Section 7.1 hereof.

Section 7.3

Merger or Consolidation of Servicer.  Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, any Person into which Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Servicer shall be a party, or any Person succeeding to the business of Servicer, shall be the successor of Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Seller, which consent shall not be unreasonably withheld, shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, or have a minimum net worth of at least $25,000,000, or shall not have a residential primary servicer rating for servicing of mortgage loans issued by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or Moody's Investors Service, Inc. of below "average" or its equivalent.

Section 7.4

Limitation on Liability of Servicer and Others.  Neither Servicer nor any of the officers, employees or agents of Servicer shall be under any liability to the Seller for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Servicer or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  Servicer and any officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  Notwithstanding anything to the contrary contained in this Agreement, unless one or more Events of Default by Servicer shall occur and shall not have been remedied within the time limits set forth in Section 8.1(a) of this Agreement, the Seller shall not record or cause to be recorded an Assignment of Mortgage with the recording office.  To the extent the Seller records with the recording office as permitted herein an Assignment of Mortgage which designates the Seller as the holder of record of the Mortgage, the Seller agrees that it shall provide Servicer any document reasonably requested by Servicer to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Servicer. The Seller further agrees that Servicer shall have no liability for the Seller’s failure to comply with the foregoing sentence.  Servicer shall have no liability to the Seller and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Servicer may, with the consent of the Seller, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Seller will be liable, and Servicer shall be entitled to be reimbursed therefor from the Seller upon written demand except when such expenses, costs and liabilities are subject to Servicer’s indemnification under Section 7.1.

Section 7.5

Servicer Not to Resign.

Countrywide shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Seller (which consent of the Seller shall not be unreasonably withheld) or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller which Opinion of Counsel shall be in form and substance acceptable to the Seller.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder.  In the event of the resignation of the Servicer as permitted pursuant to this Section 8.2, the Servicer shall be reimbursed its Servicing Advances and Monthly Advances.

Section 7.6

No Transfer of Servicing.

With respect to the sale to the Servicer of the Servicing Rights to the Mortgage Loans hereunder, the Servicer acknowledges that the Seller has acted in reliance upon the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder, without the prior written approval of the Seller, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Seller to an affiliate of the Servicer so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer, (ii)  such affiliate has a GAAP net worth of at least $25,000,000, and (iii) otherwise satisfy the criteria set forth in Section 7.3.

ARTICLE VIII

TERMINATION OF SERVICER AS SERVICER

Section 8.1

Termination Due to an Event of Default.

(a)

Events of Default.  Each of the following shall be an Event of Default by Servicer if it shall occur and be continuing:

(i)

any failure by Servicer to remit to the Seller any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by the Seller; or

(ii)

any failure on the part of Servicer to duly observe or perform in any material respect any of the covenants or agreements on the part of Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by the Seller; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)

Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property; or

(v)

Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

the Servicer ceases to meet the servicer eligibility requirements of Fannie Mae or Freddie Mac;

In case one or more Events of Default by Servicer shall occur and shall not have been remedied, the Seller, by notice in writing to Servicer may, in addition to whatever rights the Seller may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Seller.  Upon written request from the Seller, Servicer shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Servicer's sole expense.  Servicer agrees to cooperate with the Seller in effecting the termination of Servicer's responsibilities and rights hereunder, including the transfer to the Seller, for administration by it, of all cash amounts which shall at the time be credited by Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

(b)

Waiver of Event of Default.  The Seller may waive any default by Servicer in the performance of Servicer’s obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 8.2

Termination by Other Means.  The respective obligations and responsibilities of Servicer shall terminate with respect to any Servicing Rights Package upon the first to occur of: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Servicing Rights Package and the remittance of all funds due hereunder; (b) by mutual consent of Servicer and the Seller in writing; or (c) the purchase by the Servicer of all outstanding Mortgage Loans and REO Property in a Servicing Rights Package at a price equal to (i) in the case of a Mortgage Loan, 100% of the Stated Principal Balance of each Mortgage Loan on the date of such purchase plus accrued interest thereon through the last day of the month of purchase, and (ii) in the case of REO Property, the lesser of (1) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (2) the fair market value of such REO Property at the time of purchase.

The right of the Servicer to purchase all outstanding Mortgage Loans in a Servicing Rights Package pursuant to (c) above shall be conditional upon (i) the outstanding Stated Principal Balances of such Mortgage Loans at the time of any such purchase aggregating less than ten percent (10%) of the aggregate Stated Principal Balances of the Mortgage Loans on the related Cut-off Date, and (ii) the determination by Countrywide that the reasonable costs and expenses incurred by Countrywide in the performance of its servicing obligations hereunder with respect to such Mortgage Loans exceed the benefits accruing to Countrywide therefrom, and (iii) the delineation of such right in the related Transaction Documents.

Section 8.3

Successor to the Servicer.

Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 8.1, the Seller shall succeed to and assume all of Servicer’s responsibilities, rights, duties and obligations under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned section, Countrywide shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Seller under Section 7.1, it being understood and agreed that the provisions of such Article III and Section 7.1 shall be applicable notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Seller an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer and such successor shall make all the representations and warranties set forth in this Agreement, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or this Agreement shall not affect any claims that the parties may have against each other arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files .  The Servicer shall execute and deliver such additional instruments and do such other things as is necessary to transfer the affected Servicing Rights to the successor pursuant to this section.

ARTICLE IX

MISCELLANEOUS

Section 9.1

Notices.  All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)

if to the Seller:

DB Structured Products, Inc.

60 Wall Street

New York, New York 10005

Attn: Michael Commaroto

(ii)

if to Countrywide:

Countrywide Home Loans, Inc.

4500 Park Granada

Calabasas, California 91302

Attn: Mr. Michael W. Schloessmann, Vice President

(iii)

if to Servicer:

Countrywide Home Loans Servicing, LP

450 American Way, MS SV3-A

Simi Valley, California 93065

Attention: Legal Department

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 9.2

Intention of the Parties.  Pursuant to this Agreement, Countrywide is purchasing, and the Seller is selling the Servicing Rights and not a debt instrument of the Seller or any other security.  Accordingly, the Seller and Countrywide shall each treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by Countrywide, of the Servicing Rights.  Countrywide shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Servicing Rights which shall affect the federal income tax consequences of owning the Servicing Rights and the Seller shall cooperate with all reasonable requests made by Countrywide in the course of such review.

Section 9.3

Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.4

General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)

the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 9.5

Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.6

Further Agreements.  The Seller shall execute and deliver to Countrywide and Countrywide shall execute and deliver to the Seller such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.7

Execution of Agreement.  This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement shall be deemed binding when executed by both Countrywide and the Seller.  Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Section 9.8

Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and Countrywide and the respective permitted successors and assigns of the Seller and the successors and assigns of Countrywide.  The Seller may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Seller hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Seller and the transferee and delivered to Countrywide.  Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Sellers" outstanding hereunder with respect to the Mortgage Loans related to a Servicing Rights Package. This Agreement may be assigned, pledged or hypothecated or otherwise transferred or encumbered by Countrywide, in whole or part, with the consent of the Seller which consent shall not be unreasonably withheld; provided, however, Countrywide may otherwise assign, pledge, hypothecate or otherwise transfer or encumber this Agreement, in whole or part, to Countrywide Home Loans Servicing LP without the consent of the Seller.  If Countrywide assigns all of its rights as Countrywide hereunder as permitted herein relating to some or all of the Mortgage Loans, the assignee of Countrywide, upon notification to the Seller, will become “Countrywide” hereunder with respect to such Mortgage Loans assigned hereby.

Section 9.9

Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any relevant jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 9.10     Costs and Expenses.  Countrywide shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys.  All other costs and expenses incurred in connection with the transfer of the Servicing Rights to Countrywide shall be paid by the Seller.  Such costs and expenses shall include, without limitation, termination fees, file shipping costs, life of loan flood certificates, life of loan tax service contracts and costs relating to the preparation and recording of assignments of mortgage, as applicable.  Until all files and documents relating to the Mortgage Loans have been delivered to Countrywide, as applicable, the risk of loss with respect to any such file or document not received by Countrywide shall be borne by the Seller.

Section 9.11

Attorneys' Fees.  If any claim, legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that claim, action or proceeding, in addition to any other relief to which such party may be entitled.

Section 9.12

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within said jurisdiction.

Section 9.13

Survival.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

Section 9.14

Entire Agreement. This Agreement and the related Trade Confirmation and related Purchase Confirmation constitutes the entire understanding between the parties hereto with respect to each Servicing Rights Package and supersedes any and all prior or contemporaneous oral or written communications with respect to the same.    It is expressly understood and agreed by Countrywide and the Seller that no employee, agent or other representative of the Seller or Countrywide has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or related Purchase Confirmation.  Neither this Agreement nor the related Trade Confirmation nor the related Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both the parties hereto.  In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the related Trade Confirmation and this Agreement, the terms of the related Trade Confirmation shall control, and in the event of any conflict, inconsistency or ambiguity between the terms and conditions of the related Purchase Confirmation and the related Trade Confirmation or this Agreement, the terms of the related Purchase Confirmation shall control.

Section 9.15

Confidentiality.  The Seller and Countrywide hereby acknowledge and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party's consent except to the extent that it is appropriate for the Seller or Countrywide to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.  For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

Section 9.16

No Solicitation.   From and after the related Closing Date, neither the Seller nor the originator nor any prior servicer nor any prior owner (individually and collectively, the “Prior Owners”) shall take any action or cause any action to be taken by any of the Prior Owners’ employees, agents or affiliates, or by any independent contractors acting on the Prior Owners’ behalf, to solicit any borrower in any manner whatsoever, including but not limited to, soliciting a borrower to prepay or refinance a Mortgage Loan.  Furthermore, neither the Prior Owners nor any of the Prior Owners’ affiliates shall directly or indirectly provide information to any third party for purposes of soliciting the borrowers related to the Mortgage Loans.  It is understood that promotions undertaken by the Prior Owners or the Prior Owners’ affiliates which are directed to the general public at large (i.e., newspaper advertisements, radio or T.V. ads, etc.) and not specifically directed to the borrowers related to the Mortgage Loans shall not constitute a breach of this section. From and after the Servicing Transfer Date, the Servicer hereby agrees that the Servicer will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any borrower for whom the Servicer or any of its affiliates has received a request for verification of mortgage, a request for demand for payoff, a borrower initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the borrower initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its affiliates which concern optional insurance products or other additional products shall not constitute solicitation nor is the Servicer or its affiliates prohibited from responding to unsolicited requests or inquiries made by a borrower or an agent of a borrower. Notwithstanding the foregoing, the following solicitations, if undertaken by the Servicer or any affiliate of the Servicer, shall not be prohibited: (i) solicitations or promotions that are directed to the general public at large, including, without limitation, mass mailings based on mailing lists and newspaper, radio, television and other mass media advertisements; (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to borrowers; provided, however, that similar messages and inserts are sent to all other borrowers of similar type mortgage loans serviced by the Servicer and such affiliates, including, but not limited to, those mortgage loans serviced for the Servicer’s and/or such affiliate’s own account; and (iii) solicitations made as a part of a campaign directed to borrowers with mortgage loans meeting certain defined parameters, provided, that such solicitations are made to all borrowers of mortgage loans serviced by the Servicer and such affiliates with respect to mortgage loans meeting such defined parameters, including, but not limited to, those mortgage loans serviced for the Servicer and/or such affiliates own account.

Section 9.17

Further Assurances.  The Seller agrees that it will at any time and from time to time, upon the reasonable request of Countrywide, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better vesting and confirming unto Countrywide and its successors and assigns the title to and possession of the Servicing Rights or as shall be necessary to effect the transactions provided for in this Agreement.

Section 9.18

Whole Loan Transfer or a Pass-Through Transfer of the Mortgage Loans.  The Servicer acknowledges and the Seller agrees that with respect to some or all of the Mortgage Loans, the Seller may effect either (a) one or more Whole Loan Transfers, or (b) one or more Pass-Through Transfers; provided, however, with respect to any particular Servicing Rights Package, there shall never be more than three (3) Whole Loan Transfers or Pass-Through Transfers in total in that the Servicer shall not be obligated to service to more than three (3) transferees with respect to Mortgage Loans comprising any particular Servicing Rights Package, without the consent of the Servicer, which consent shall not be unreasonably withheld

The Servicer shall reasonably cooperate with the Seller in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Seller and permitted pursuant to this Section 9.18.  In connection therewith, the Servicer shall execute a Securitization Agreement or an Assignment, Assumption or Recognition Agreement, as applicable, provided that any such Agreement does not impose any greater liability or burden, or provide less benefit to the Servicer than as set forth in this Agreement and comports with the stipulations set forth below.

In addition, with respect to each Pass-Through Transfer, as the case may be, entered into by the Seller, the Servicer or the Seller, as applicable, agrees:

(a)

to cooperate fully with the Seller with respect to all reasonable requests and due diligence procedures as customarily provided by servicers pursuant to a Pass-Through Transfer;

(b)

to execute a Securitization Agreement provided that the Servicer is given a reasonable opportunity to review and reasonably negotiate in good faith the content of such Securitization Agreement;

(c)

with respect to any Whole Loan Transfer of Pass Through Transfer, the Servicer shall make the representations and warranties regarding the Servicer as of the date of the Whole Loan Transfer or Pass Through Transfer;

(d)

to deliver to the Seller for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Seller that is customarily provided by a servicer and required by a trustee, rating agency or whole loan investor, as applicable (the “Servicer’s Information”);

(e)

to indemnify the Seller and its affiliates for any untrue statement of any material fact contained in such Servicer Information provided pursuant to Section 9.18(d) above, or alleged untrue statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, and subject to the Seller indemnifying Servicer and its affiliates for any untrue statement or alleged untrue statement of any material fact contained in any information, other than Servicer’s Information, included in any disclosure document pursuant to a Whole Loan Transfer or a Pass-Through Transfer (“Other Information”), or the omission or alleged omission to state in such Other Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(f)

to deliver to the Seller, at the Seller’s sole cost and expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (c) above as shall be reasonably requested by the Seller, which expense shall be reasonable and customary for such statements and audit letters;

(g)

to deliver to the Seller, such legal documents and in-house Opinions of Counsel as are customarily delivered by servicers, as the case may be, and reasonably determined by the Seller and the Servicer to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such in-house Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Seller, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Seller.  The Seller shall compensate Countrywide for any reasonable out-of-pocket, outside counsel expenses expended or accrued by Countrywide in connection with any securitization of the Mortgage Loans, regardless if such securitization fails to be consummated for any reason provided that such expense has been approved by the Seller which approval shall not be unreasonably withheld.

(h)

to the extent required by the Sarbanes-Oxley Act, for so long as the Mortgage Loans are being master serviced by a master servicer in a securitization transaction (the “Master Servicer”):

(i)

The Servicer shall deliver to the Master Servicer on or before March 15th of each calendar year beginning in 2006, a certification in the form attached to this Agreement as Exhibit G hereto or in a form otherwise mutually agreed upon by the Servicer and the Seller.  Such certification shall be signed by the senior officer in charge of servicing of the related Servicer.

(ii)

The Servicer shall indemnify and hold harmless the Master Servicer, the related securities administrator, the related trustee, the related depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 9.18(h) or such Servicer’s negligence, bad faith or willful misconduct in connection therewith.  Such indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the related securities administrator, the related trustee and the related Depositor, then the Servicer agrees that it will contribute to the amount paid or payable by the Master Servicer, the related securities administrator, the trustee and the depositor as a result of the losses, claims, damages, liabilities of the Master Servicer, the related securities administrator, the related trustee and the related depositor on the one hand and the Servicer on the other in connection with a breach of such Servicer’s obligations under this Section 9.18(h);

(i)

subject to the Seller executing a confidentiality agreement that is satisfactory to Servicer, Servicer agrees to execute a credit risk management agreement provided that Servicer is given a reasonable opportunity to review and reasonably negotiate in good faith the terms and conditions of any such agreement which shall not in any material respect impose any greater liability upon or grant any less benefit to Countrywide and Servicer as set forth herein;

(j)

solely with respect to REMIC-qualified Mortgaged Properties, in the event a REMIC election has been made by the Seller with respect to the arrangement under which the Mortgage Loans and REO Property, or any portion thereof, are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax; and

(k)

that with respect to any Mortgage Loan placed in a Pass-Through Transfer with Fannie Mae or Freddie Mac, for each such Mortgage Loan, the Servicer agrees to furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis to the extent required by Fannie Mae or Freddie Mac, as applicable. Pursuant to and to the extent required by the Fannie Mae guides, the Servicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 for each such Mortgage Loan, including reporting one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off; and

(l)

to negotiate and execute one or more custodial agreements among the Seller, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Seller in its sole discretion after consultation and agreement with the Servicer for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. All Mortgage Loans sold and transferred pursuant to a Pass-Through Transfer shall be serviced in accordance with the applicable Securitization Agreement and such Mortgage Loans shall not be subject to the servicing provisions of this Agreement, unless otherwise delineated in the related Transaction Documents.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused these presents to be executed by their proper corporate officers as of the day and year first above written.

COUNTRYWIDE HOME LOANS, INC.,

as Countrywide

By

Jordan Cohen

Vice President

COUNTRYWIDE HOME LOANS SERVICING, LP

as Servicer

By:  Countrywide GP, Inc., its general partner

By:

Name:

Title:

DB STRUCTURED PRODUCTS, INC.

as the Seller

By

Name:

Title:

By

Name:

Title:

EXHIBIT A

FORM OF FUNDING SCHEDULE

COUNTRYWIDE HOME LOANS, INC.

Funding Schedule

________________________________

Closing Date [_______________]

The Purchase Proceeds due to the Seller for the Servicing Rights is calculated as follows:

1)	Aggregate Principal Balance of Mortgage Loans as of [CUT-OFF DATE]:	$[AMOUNT]
2)	Purchase Price Percentage:	[PERCENTAGE]%
3)	Purchase Price Proceeds:	$[AMOUNT]

The Seller hereby instructs Countrywide to wire the Purchase Proceeds to the account designated below on the date hereof:

[WIRE INSTRUCTIONS]

Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.

By:

By:

Name:

Name

Title:

Title:

CHL Internal

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

I, ___________, hereby certify that I am a duly elected ________________  of _________________, a ____________ corporation (the "Company"), and further certify on behalf of the Company as follows:

1. Attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Company as in full force and effect on the date hereof.

2.  Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Mortgage Loan Servicing Rights Purchase and Servicing Agreement (the "Purchase Agreement") dated as of ____________________, by and between the Company and Countrywide Home Loans, Inc., a New York corporation and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of Mortgage Loans in accordance with the Purchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact.

3. Set forth below is the name, title and specimen signature of the person who has been duly elected and qualified to serve in the capacity set forth opposite his or her name:

Name

Title

Signature

_______________

____________________

___________________

_______________

____________________

___________________

_______________

____________________

___________________

, and the signatures of such persons appearing on such documents are their genuine signatures.

4.  All of the representations and warranties of the Company contained in Article III of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

5.  The Company has performed all of its duties and has satisfied all of the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

[DATE]

______________________________

By:____________________________

Its: __________________________

I, ___________, Secretary of _________________, hereby certify that __________  is a duly elected, qualified and acting _____________________ of _____________________ and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

____________

_____________________________

By:

Its:

Secretary

EXHIBIT D

FORM OF LIMITED POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY
TO COUNTRYWIDE HOME LOANS, INC.

AND COUNTRYWIDE HOME LOANS SERVICING LP

PREPARED BY:

Name:

Address:

Telephone:

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to the terms of the Mortgage Loan Servicing Rights Purchase and Servicing Agreement dated as of ______, 2005 (the “Purchase Agreement”), among __________________________(the “Seller”), Countrywide Home Loans, Inc. (the “Purchaser”) and Countrywide Home Loans Servicing LP (the “Servicer”), the Seller is selling servicing rights related to certain mortgage loans (the “Mortgage Loans”) to the Purchaser.

AND WHEREAS, the Seller is providing this Limited Power of Attorney pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises, obligations and covenants contained herein and in the Purchase Agreement and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Seller does hereby make, constitute and appoint the Purchaser and the Servicer, the Seller's true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in the Seller’s name, place and stead:  (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of the Purchaser or the Servicer, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, and to evidence, provide notice of and perfect such assignments and conveyances in favor of Purchaser or Servicer in the public records of the appropriate filing and recording offices; and (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan Documents to be recorded under the terms of the Purchase Agreement or any such Mortgage Loan which have not been submitted for filing or recordation by the Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices.

This Limited Power of Attorney may be utilized fully to all intents and purposes as the Seller might or could do if personally present, hereby ratifying and confirming all that the Purchaser or the Servicer as said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

ARTICLE I

The enumeration of particular powers herein is not intended in any way to limit the grant to the Purchaser and the Servicer as the Seller’s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as the Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and the Seller agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of Article III below.  Any and all third parties dealing with the Purchaser or the Servicer as the Seller’s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of the Purchaser or the Servicer, as applicable and need not make any inquiry about whether the Purchaser or the Servicer is acting pursuant to the Purchase Agreement.  Any purchaser, title insurance company or other third party may rely upon a written statement by the Purchaser or the Servicer that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney or the Purchase Agreement.

ARTICLE II

Any act or thing lawfully done hereunder by the Purchaser or the Servicer shall be binding on the Seller and Seller’s successors and assigns.

ARTICLE III

This Limited Power of Attorney shall continue in full force and effect until the termination of the Purchase Agreement in accordance with its terms.

Nothing herein shall be deemed to amend or modify the Purchase Agreement or the respective rights, duties or obligations of the Seller under the Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

ARTICLE IV

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Purchase Agreement.

IN WITNESS WHEREOF, the Seller has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of  _____________.

[                                                         ]

By:

Name:

Title:

EXHIBIT E

FORM OF PURCHASE CONFIRMATION

[COUNTRYWIDE LETTERHEAD]

[DATE]

[SELLER]

[STREET ADDRESS]

[CITY, STATE AND ZIP]

Attn:  [CONTACT, TITLE]

Re:

Purchase Confirmation

Gentlemen and Ladies:

This purchase confirmation (the "Purchase Confirmation") between Countrywide Home Loans, Inc. (the “Purchaser”) and [SELLER] (the "Seller") sets forth our agreement pursuant to which Countrywide is purchasing, and the Seller is selling, those certain servicing rights related to the mortgage loans identified in Exhibit A hereto and more particularly described herein (hereafter referred to as the “Servicing Rights” and the “Mortgage Loans” respectively).

The purchase and sale of the Servicing Rights and the servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Mortgage Loan Servicing Rights Purchase and Servicing Agreement dated as of [DATE], between Countrywide and the Seller (as amended herein and otherwise, the “Agreement”).  By executing this Purchase Confirmation, each of Countrywide and the Seller again makes, with respect to itself and each Mortgage Loan as of the related Closing Date or such other date as indicated in the Agreement, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety.  In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.

Assignment and Conveyance of Servicing Rights related to the Mortgage Loans. Upon Countrywide’s payment of the Purchase Proceeds in accordance with Section 2.2 of the Agreement, the Seller hereby sells, transfers, assigns and conveys to Countrywide all of the right, title and interest of the Seller in and to the Servicing Rights related to the Mortgage Loans.

2.

Defined Terms.  As used in the Agreement, the following defined terms shall have meanings set forth below.

a.

Closing Date:  [DATE].

b.

Cut-off Date: [DATE].

c.

Purchase Proceeds: [INSERT]

d.

Servicing Transfer Date:  [DATE].

3.

Description of Mortgage Loans:  Each Mortgage Loan complies with the specifications set forth below in all material respects.

a.

Loan Type:  Each Mortgage Loan is a Conventional Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

[b.

Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication].

c.

Lien Position:  Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

d.

Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with the Seller’s credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

4.

Additional Stipulations Regarding Servicing Rights Package.

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

COUNTRYWIDE HOME LOANS, INC.

[SELLER]

By:

By:

Jordan Cohen

Name:

Vice President

Title:

Exhibit A to Purchase Confirmation

Mortgage Loans

(attached)

[EXHIBIT F]

SECURITY RELEASE CERTIFICATION

I.

Release of Security Interest

______________________________________, hereby relinquishes any and all right, title and interest it may have in and to the Servicing Rights related to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Countrywide Home Loans, Inc. from the Seller named below pursuant to that certain Mortgage Loan Servicing Rights Purchase and Servicing Agreement, dated as of [DATE], as of the date and time of receipt by ______________________________ of the Purchase Proceeds as set forth in the Purchase Confirmation dated [DATE] for such Servicing Rights relating to the Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By:

II.

Certification of Release

The Seller named below hereby certifies to Countrywide Home Loans, Inc. that, as of the Date and Time of Sale of the above mentioned Servicing Rights related to the Mortgage Loans to Countrywide Home Loans, Inc., the security interests in the Servicing Rights related to the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Servicing Rights related to the Mortgage Loans.

[NAME IN CAPS]

Seller

By:

Name:

Title:

EXHIBIT G

FORM OF SARBANES OXLEY CERTIFICATE

Re:

__________ (the “Trust”)

Mortgage Pass-Through Certificates, Series 2005-HE4

I, [identify the certifying individual], certify to ACE Securities Corp. (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”) and Wells Fargo Bank, National Association (the “Master Servicer”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact (constituting information required to be provided by [Countrywide Home Loans Servicing LP] (the “Servicer”) under the Agreement) necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification.

2.

Based on my knowledge, the servicing information required to be provided to Master Servicer by the Servicer under the Agreement has been provided to the Master Servicer.

3.

I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer, the Servicer has fulfilled its obligations under the Agreement; and

4.

I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement, dated as of June 1, 2005, among ACE Securities Corp., Ocwen Federal Bank FSB, Saxon Mortgage Services, Inc., Countrywide Home Loans Servicing LP, Wells Fargo Bank, N.A. and HSBC Bank USA, National Association.

AMENDMENT ONE
TO THE MORTGAGE LOAN SERVICING RIGHTS PURCHASE AND SERVICING AGREEMENT

This Amendment One (this “Amendment One”), dated as of August 31, 2006, among DB Structured Products, Inc. (the “Owner”), Countrywide Home Loans, Inc. (the “Company”) and Countrywide Home Loans Servicing LP (the “Servicer”) to that certain Mortgage Loan Servicing Rights Purchase and Servicing Agreement, dated as of September 1, 2005, among the Owner, the Company and the Servicer (as amended, modified or supplemented, the “Existing Agreement”).

W I T N E S S E T H

WHEREAS, the Owner, the Company and the Servicer have agreed, subject to the terms and conditions of this Amendment One that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

Accordingly, the Owner, the Company and the Servicer hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement.  The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

Commission:  The United States Securities and Exchange Commission.

Company Information:  As defined in Section 2(g)(i)(A)(1).

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act.  The Securities Exchange Act of 1934, as amended.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  An agreement or agreements entered into by the Company and the Owner and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer:  As defined in Section 2(c)(iii).

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term “Subservicer” shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Owner or investor in a Securitization Transaction, nor any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2.

The Owner and the Company agree that the Existing Agreement is hereby amended by adding the following provisions:

(a)

Intent of the Parties; Reasonableness.

The Owner and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Owner or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Owner, including, any Subservicer or the servicing of the Mortgage Loans necessary in order to effect such compliance.

The Owner agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction.  The Owner will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

(b)

Additional Representations and Warranties of the Company.

(i)

The Company shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner or any Depositor under Section 2(c) that, except as disclosed in writing to the Owner or such Depositor prior to such date:  (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company or any Subservicer; and (vii) there are no affiliations, relationships or transactions required to be disclosed under Item 1119 between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB which are identified in writing by the Owner or Depositor within ten days in advance of the Securitization Transaction

(ii)

If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under Section 2(c), the Company shall, within ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c)

Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) within ten Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or cause each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Owner and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

(i)

Reserved.

(ii)

Reserved.

(iii)

If reasonably requested by the Owner or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company, the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Items 1108 of Regulation AB.  Such information shall include, at a minimum:

(A)

the Servicer’s form of organization;

(B)

a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)

whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)

the extent of outsourcing the Servicer utilizes;

(3)

whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)

whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)

such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)

a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)

information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)

information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)

a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)

a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)

information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)

For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer to) (a) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company’s entry into a written agreement with a Subservicer, (3) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Owner, Master Servicer or Depositor, and (4) any material litigation or governmental proceedings involving the Company or any Subservicer.

(v)

As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Owner, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

 (vi)

The Company shall provide to the Owner and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Owner, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship.  For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company in writing within ten days in advance of the Securitization Transaction, and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Owner or any master servicer ..

(vii)

Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D:

(a)

any modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period;

(b)

material breaches of  Mortgage Loan representations or warranties or transaction covenants under the Existing Agreement, as amended herein; and

(c)

information regarding any  Mortgage Loan changes (such as, additions, substitutions or repurchases).

(d)

Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Owner, the Master Servicer and the Depositor a statement of compliance addressed to the Master Servicer, the Owner and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e)

Report on Assessment of Compliance and Attestation.

(i)

On or before March 5 of each calendar year, commencing in 2007, the Company shall:

(A)

deliver to the Owner, the Master Servicer and the Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein “Investor” shall mean the Master Servicer);

(B)

deliver to the Owner, the Master Servicer and the Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)

if required by Regulation AB, cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Owner, the Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D)

deliver and, if required by Regulation AB, cause each Subservicer and Subcontractor described in Section 2(e)(i)(C) above to deliver to the Owner, the Master Servicer, Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, signed by the appropriate officer of the Company or such Subservicer or Subcontractor, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii)

Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein “Investor” shall mean the Master Servicer) delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

If reasonably requested by the Owner or the Master Servicer, the Company shall provide to the Owner or the Master Servicer, evidence of the authorization of the person signing the certificate or statement provided pursuant to Section 2(d) and 2(e) of this Amendment One.

(f)

Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f).  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

(i)

It shall not be necessary for the Company to seek the consent of the Owner, the Master Servicer or any Depositor to the utilization of any Subservicer.  If required by Regulation AB, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii)

It shall not be necessary for the Company to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor.  If required by Regulation AB, the Company shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description  of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Section 2(e) of this Agreement.  The Company shall be responsible for obtaining from each Participating Entity and delivering to the Owner, the Master Servicer and the Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

(g)

Indemnification; Remedies.

(i)

The Company shall indemnify the Owner and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)(1)

any untrue statement of a material fact contained or alleged to be contained in any written information, written report, certification or other material provided under this Amendment One by or on behalf of the Company, or provided under this Amendment One by or on behalf of any Subservicer, Participating Entity (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(B)

any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment One, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity; or

(C)

any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer or any Participating Entity.

(ii)

(A)

Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment One, which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer or Subcontractor, of written notice of such failure from the Owner or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(B)

Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for nine calendar days after receipt by the Company of written notice of such failure from the Owner or Depositor shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(C)

The Company shall promptly reimburse the Owner (or any affected designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Company, the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii)

The Owner agrees to indemnify and hold harmless the Company, any Subservicer, any Participating Entity, and, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission other than the Company Information.

(iv)

If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

(v)

The indemnifications provided for in Section 2(g) shall survive the termination of this Amendment One or the termination of any party to this Amendment One.

(vi)

The Master Servicer shall be considered a third-party beneficiary of 2(d), 2(e) and 2(g) of this Amendment One (with regard to Section 2(g), solely with respect to noncompliance under 2(d) and 2(e) of this Amendment One), entitled to all the rights and benefits hereof as if it were a direct party to this Amendment One.

3.

Notwithstanding any other provision of this Amendment One, the Company shall seek the consent of the Owner for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreement.

4.

The Existing Agreement is hereby amended by adding the Exhibit attached hereto as Exhibit A to the end thereto.  References in this Amendment One to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment One.  Except as expressly amended and modified by this Amendment One, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.  In the event of a conflict between this Amendment One and any other document or agreement, including without limitation the Existing Agreement, this Amendment One shall control.

5.

This Amendment One may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.  This Amendment One will become effective as of the date first mentioned above.  This Amendment One shall bind and inure to the benefit of and be enforceable by the Company and the Owner and the respective permitted successors and assigns of the Company and the successors and assigns of the Owner.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.

Owner

By:  _____________________________
Name:  _____________________________
Title:  _____________________________

By:  _____________________________
Name:  _____________________________
Title:  _____________________________

COUNTRYWIDE HOME LOANS, INC.

Company

By:  _____________________________
Name:  _____________________________
Title:  _____________________________

COUNTRYWIDE HOME LOANS SERVICING LP

Servicer

By:  _____________________________
Name:  _____________________________
Title:  _____________________________

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:  _____________________________

By:  _____________________________
Name:  _____________________________
Title:  _____________________________

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:

The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Countrywide Home Loans, Inc., certify to [the Owner], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

[Intentionally Left Blank]

(5)

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:  _____________________________

By:  _____________________________
Name:  _____________________________
Title:  _____________________________